UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  February 11, 2005

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stock options.  On February 8, 2005, the Governance and Compensation Committee (the “Committee”) of the Board of Directors of Tribune Company (the “Company”) awarded stock options under the Tribune Company Incentive Compensation Plan (the “Plan”) to the following executive officers in the amounts indicated below:

Name	Title	Options
Dennis J. FitzSimons	Chairman, President and Chief Executive Officer	200,000
Patrick J. Mullen	President, Tribune Broadcasting Company	75,000
Scott C. Smith	President, Tribune Publishing Company	85,000
Donald C. Grenesko	Senior Vice President / Finance & Administration	75,000

A form Notice of Grant and Stock Option Term Sheet is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Annual Management Incentive Plan Bonuses.  On February 8, 2005, the Committee approved the following management incentive plan bonuses under the Plan for 2004:

Name	Bonus
Dennis J. FitzSimons	$260,000
Patrick J. Mullen	175,000
Scott C. Smith	235,000
Donald C. Grenesko	125,000

For 2005, the Committee established that Operating Cash Flow and equity income will be the performance criteria used in determining management incentive plan bonuses under the Plan. The Plan defines “Operating Cash Flow” as net income before making any adjustment or deduction for interest, taxes, depreciation, amortization, writedowns of intangible assets and non-operating gains and losses, and subject to adjustment to account for extraordinary items.

The Committee also established 2005 Operating Cash Flow and equity income goals for the Company’s publishing and broadcasting business segments and for the Company on a consolidated basis. Management incentive plan bonuses for corporate executives, including Mr. FitzSimons and Mr. Grenesko, will be based on the achievement of consolidated goals, while management incentive plan bonuses for publishing and broadcasting executives, including Mr. Mullen and Mr. Smith, will be based on achievement of the goals for their respective business segment. The Committee may also consider executives’ individual performance in determining the amount of their management incentive plan bonus.

Base Salaries. On February 8, 2005, the Committee also approved a 3% increase in the salaries of Mr. FitzSimons, Mr. Mullen and Mr. Grenesko. The Committee did not increase Mr. Smith’s salary because it was previously increased in connection with his recent promotion to President of Tribune Publishing Company. Effective February 13, 2005, the salaries for these executives are as follows:

Name	Salary
Dennis J. FitzSimons	$955,000
Patrick J. Mullen	539,000
Scott C. Smith	525,000
Donald C. Grenesko	527,000

The Company will provide additional information regarding the compensation of its executive officers in its Proxy Statement for the 2005 Annual Meeting of Shareholders, which is expected to be filed in April 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1      Form of Notice of Grant and Stock Option Term Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: February 11, 2005	/s/ Mark W. Hianik Mark W. Hianik Vice President